UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

Aspen Aerogels, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B, Northborough, Massachusetts	01532
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2019, Aspen Aerogels, Inc. (the “Company”) entered into the first addendum (the “Addendum”) to the amended and restated supply agreement with BASF Polyurethanes GmbH (“BASF”), dated February 16, 2018 (the “Supply Agreement”). The Addendum provides for, among other things, (i) the inclusion of the Developed Product (as defined in the Addendum) as an additional product to be supplied to BASF under the Supply Agreement, (ii) the payment of a second tranche of prepayments by BASF to the Company in the amount of $5 million, to be paid no later than January 31, 2019 (the “Second Tranche Prepayment”), and (iii) the conditions related to the repayment of the Second Tranche Prepayment.

Under the terms of the Eighth Amendment to the Amended and Restated Loan and Security Agreement dated November 30, 2018 (the “Loan Agreement”), by and between the Company and Silicon Valley Bank (“SVB”), upon receipt of the Second Tranche Prepayment by the Company by no later than January 31, 2019 and subject to the receipt by SVB of a Compliance Certificate (as defined in the Loan Agreement) in the form and substance acceptable to SVB from the Company for the period ending January 31, 2019 which indicates that no event of default has occurred and is continuing, the Company’s failure to comply with the Adjusted Quick Ratio financial covenant described in the Loan Agreement as of August 31, 2018 and November 30, 2018 shall be deemed waived.

With respect to the Second Tranche Prepayment, the Company will credit up to 50% of any amounts invoiced by the Company for the Developed Product sold to BASF against any remaining balance of the Second Tranche Prepayment. If there is any remaining balance from the Second Tranche Prepayment as of December 31, 2022, BASF may require that the Company either (i) credit 24.7% of any amounts payable by BASF for purchases from the Company of Spaceloft® A2 product against any remaining balance of the Second Tranche Prepayment, or (ii) repay such balance to BASF after December 31, 2022. Notwithstanding the foregoing, the prepayments may be repaid by the Company to BASF at any time in whole or in part for any reason.

The foregoing description of the Addendum is only a summary of its material terms and does not purport to be complete. This summary is qualified in its entirety by reference to the description of the Supply Agreement contained in the Current Report on Form 8-K filed by the Company on February 22, 2018 and by the text of the Addendum, a copy of which will be filed as an exhibit to a future periodic report of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company upon the commencement of the payment of the Second Tranche Prepayment is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Aerogels, Inc.

Date: January 15, 2019	By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Vice President, Chief Financial Officer and Treasurer